UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2004

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21574	76-0375477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

(Address of principal executive offices including zip code)

(713) 378-2000

(Registrant’s telephone number, including area code)

ITEM 5. Other Events and Regulation FD Disclosure

On July 14, 2004, Dynacq Healthcare, Inc. (the “Company”) issued a press release announcing that the Company intends to restate its financial statements for the fiscal years ended August 31, 1999 and 2000, in addition to the previously announced restatement of its financial statements for the fiscal years ended August 31, 2001 and 2002. The press release also provided an update regarding litigation matters. The press release is attached hereto as an exhibit and is incorporated herein in its entirety.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press Release dated July 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2004	By:	/s/ Philip S. Chan
Philip S. Chan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 14, 2004.